SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 10, 2001



                         ELECTRONIC CLEARING HOUSE, INC.
             (Exact name of registrant as specified in its charter)



  NEVADA                           0-15245             93-0946274
 (State or other jurisdiction      (Commission         (IRS Employer
  of incorporation)                 File Number)        Identification No.)



   20001 Dorothy Drive, Agoura Hills, California   91301
     (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code (818) 706-8999



          (Former name or former address, if changes since last report)











ITEM 5.   OTHER EVENTS

          On April 10, 2001, the Company received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum bid price requirement for continued listing on the Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination which stays any delisting action.






ITEM 7.   EXHIBITS


Exhibit
Number    Description of Document

 99.1     Press release issued and dated April 17, 2001.







                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              ELECTRONIC CLEARING HOUSE, INC.
                                     (Registrant)




                              By  \s\ Alice L. Cheung
                                Alice L. Cheung, Treasurer &
                                Chief Financial Officer



Dated:  April 17, 2001




                                                                   EXHIBIT 99.1






     FOR IMMEDIATE RELEASE
     April 17, 2001



                        ECHO RECEIVES NASDAQ NOTIFICATION

     Agoura Hills, Calif.-- Electronic Clearing House, Inc. (NASDAQ:ECHO) announced today, as required by applicable Nasdaq regulation, that it received a Nasdaq Staff Determination on April 10, 2001 indicating that the Company fails to comply with the minimum bid price requirement for continued listing on the Nasdaq SmallCap Market, as set forth in Market Place Rule 4310 (c)(4), and that its securities are, therefore, subject to delisting. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination which stays any delisting action. The hearing is expected to occur within the next 45 days.

     The Company stock's closing bid price maintained a price of $1.00 or more for 10 consecutive trading days between the period March 23, 2001 to April 5, 2001, which the Company believes satisfied Nasdaq Market Place Rule 4310
(c)(4) for continued listing. The Company's stock bid price closed slightly below the $1.00 level for three days following the April 5th date and the Staff of Nasdaq subsequently advised the Company of its intent to initiate a delisting action. The Company disagrees with the position taken by the Nasdaq Staff and has appealed the Staff determination to the Hearing Panel but there can be no assurance the Panel will grant the Company's request for continued listing.

     "We feel the Company complied with the 10-day minimum bid price requirement and do not feel the Staff's subsequent notice is appropriate," stated Joel M. Barry, Chairman and CEO of ECHO, "but, ignoring this point, we feel confident that ECHO will resolve the minimum bid price issue as well and will remain listed on the Nasdaq SmallCap Market."

     In case there are questions, shareholders are encouraged to call the company at 800-262-3246, extension 3033.

     Electronic Clearing House, Inc., headquartered in Agoura Hills, California, provides debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, check collection, and inventory tracking to over 58,000 retail merchants and U-Haul dealers across the nation.

     To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Actual operations and results may differ materially from those expressed in the forward-looking statements made by the Company.

#               #               #
Media Contact:
Donna Rehman, Corporate Secretary            URL:http://www.ECHO-inc.com
818-706-8999, ext. 3033                      E-MAIL: corp@ECHO-inc.com
Electronic Clearing House, Inc.
Agoura Hills, Calif.